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                                EXHIBIT 3.1(e)
                                --------------

                  CERTIFICATE OF AMENDMENT TO THE ARTICLES OF
                               INCORPORATION OF
                          SANTA MARIA RESOURCES, INC.


I, the undersigned as President of Santa Maria Resources, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 2/nd/ day of October, 2000 adopted a resolution to amend the original Articles of Incorporation as follows:

Article First shall be amended to read as follows:


                     THE NAME OF THE CORPORATION SHALL BE:



                               FANTASTICON, INC.


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,000,583; and that said change has been consented to and approved by a majority vote of the stockholders holding at lease a majority of each class of stock outstanding and entitled to vote thereon.


________________________________
Hubert Stroud, President

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